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                                                                 EXHIBIT 10.28.1

                                                      ENSTAR NATURAL GAS COMPANY
[ENSTAR LOGO]                                         3000 Spenard Road
                                                      P.O.Box 6288
                                                      Anchorage. Alaska 99502
                                                      (907)277-5551

                                                      May 6, 1983

Mr. W. K. Ward
shell Oil Company
  Attention:  Natural Gas
P. 0. Box 576
Houston, Texas 77001
                      Re: Letter Agreement No. 1
Dear Bill:

In order to recognize the present inability of Alaska Pipeline Company ("APC") or its parent, ENSTAR Natural Gas Company ("ENSTAR"), to sell anticipated increments of Beluga River Field gas to Chugach Electric Association, Inc. ("Chugach") due to prior commitments by Chugach, Shell Oil Company is hereby requested to agree to the following amendments to its Gas purchase Contract with us dated December 20, 1982:

      (a) Until such time as APC or ENSTAR is able to make sales of Beluga River Field gas to Chugach, the Annual Contract Quantity (ACQ) set forth in Article V of our contract with you shall be reduced by 12.5 MMcf per day or 4.563 MMMcf per year, cumulative. The Swing Rate and the total contract quantity remain as stated. Such reduction shall not trigger a price increase as provided in Section 5.2.2 of our December 20, 1982 contract, and Shell Oil Company will not increase its sales to existing gas purchaser (Chugach) above the amounts provided in existing contracts except as provided in Article IX of our December 20, 1982 contract under Sections 9.4 and 9.5.

      (b) The parties hereto agree to change the date of January 1, 1984 set forth in Section 5.3 of Article V of our December 20, 1982 contract to July 1, 1984.

      (c) Except as modified herein all the terms and conditions of our December 20, 1982 contract continue in full force and effect.

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Mr. W. K. Ward
Shell Oil Company
May 6, 1983
Page No. Two

If you are agreeable to the foregoing, please arrange for the proper execution of all copies hereof and return one executed copy to us.

                                           Yours very truly,

                                           ALASKA PIPELINE COMPANY

                                           By  /s/ Dale Teel
                                               ----------------------
                                               Dale Teel, President

ACCEPTED AND AGREED TO:

SHELL OIL COMPANY

By /s/ C. W. Wilson
   --------------------

Date: 5-24-83